Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 2004 Equity Incentive Plan of ZipRealty, Inc. of our report dated March 13, 2013, with respect to the consolidated financial statements and financial statement schedule of ZipRealty, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

San Francisco, CA

March 27, 2013